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                                                                   EXHIBIT 10.20


WHEN RECORDED, RETURN TO:
Peery/Arrillaga
2560 Mission College Blvd., Suite 101
Santa Clara, CA 95054

                          WAIVER AND RELEASE AGREEMENT

         THIS WAIVER AND RELEASE AGREEMENT ("Agreement") dated as of February 14, 1997 is made and entered into this ____ day of February, 1997, by and among
(i) Octel Communications Corporation, a Delaware corporation (hereinafter referred to as "Octel"), (ii) Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation ("SBLF" or "Buyer"), (iii) The Peery Private Investment Company-WP, L.P., a California limited partnership, as to an undivided 25% interest, The Peery Public Investment Company-WP, L.P., a California limited partnership, as to an undivided 25% interest and John Arrillaga, as Trustee, or Successor Trustee under Trust Agreement dated July 20, 1977 (the Arrillaga Family Trust) and as amended, as to an undivided 50% interest (hereinafter collectively referred to as "Peery/Arrillaga"), and (iv) Richard T. Peery, individually, and John Arrillaga, individually.



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                                 R E C I T A L S

         This Agreement is made with reference to the following facts and intentions of the parties:

         A. A Purchase and Sale Agreement dated February 14, 1997 has been entered into on February ____, 1997, by and between Octel and Peery/Arrillaga for the purchase of certain property located in the City of Milpitas, County of Santa Clara, State of California known as a portion of APN# 086-01-041 and shown on the legal description attached hereto as Exhibit I (hereinafter referred to as the "Property"), the terms and conditions of which are more particularly set forth in the Purchase and Sale Agreement.

         B. As a condition to Buyer's obligations under the Purchase and Sale Agreement, Buyer has agreed to and is obligated to execute and record this Agreement at the close of escrow directly following the recording of the grant deed from Peery/Arrillaga to Buyer and prior to the recording of any other matters or liens that would effect title in order to set forth the agreement of the parties herein.

         C. Octel has assigned to SBLF its right to buy and acquire title to the Property pursuant to a written assignment and pursuant to the terms and conditions of the Purchase and Sale Agreement, and Octel has entered into an agreement with SBLF giving Octel the right to occupy the Property following close of escrow (i.e. the date title to the Property is conveyed to SBLF and this Agreement is recorded). One of the provisions of such assignment is that




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SBLF is to be bound by the terms and conditions of the Purchase and Sale
Agreement and by this Waiver and Release Agreement which concerns Hazardous Materials, but excludes SBLF from the indemnification agreement concerning Hazardous Materials as stated in Paragraph 3 herein.

         D. This Agreement is intended to provide a waiver and release and indemnity (subject to certain restrictions) for the benefit of Peery/Arrillaga, Richard T. Peery, individually, and John Arrillaga, individually, and the other Waiver Parties (defined below) concerning Hazardous Materials, etc.

                                A G R E E M E N T

         NOW, THEREFORE, as a material part of the consideration for the executing of the Purchase and Sale Agreement set forth in Paragraph A above and for other valuable consideration receipt of which is hereby acknowledged, the parties agree to the following provisions hereinafter set forth as follows:

         14. Waiver and Release. As of the close of escrow, except for the breach of any express representation in the Purchase and Sale Agreement, each of Octel and SBLF, on behalf of itself, its employees, agents, contractors, consultants, representatives, assigns and successors in interest (individually, a "Waiving Person", and collectively "Waiving Persons") hereby waives any right to sue the Waiver Party or the Waiver Parties (hereinafter defined) and waives and releases any and all rights or claims (by




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way of contribution, indemnity or otherwise) related to or incurred in connection with any release of Hazardous Materials prior to or after the close of escrow, or the investigation, clean-up, removal or treatment of Hazardous Materials in, on or under any and/or all of the parcels of the Property described in Exhibit I attached hereto, and/or in groundwater which is now or hereafter present (or which now or hereafter passes) thereunder, which any of the above named parties may otherwise have against any of the following with respect to their interest in the Property described Exhibit I: (i) Peery/Arrillaga, and Peery/Arrillaga's heirs, employees, agents or any other person acting on or in behalf of Peery/Arrillaga, or Richard T. Peery and/or John Arrillaga individually; (ii) Roger Fields, as Trustee of the Peery Charitable Remainder Trust-WP for Private Charities dated December 27, 1996 and the Peery Charitable Remainder Trust-WP for Private Charities; (iii) Roger Fields, as Trustee of the Peery Charitable Remainder Trust-WP for Public Charities dated December 27, 1996 and the Peery Charitable Remainder Trust-WP for Public Charities; (iv) Richard T. Peery, as Trustee of the Richard T. Peery Separate Property Trust dated July 20, 1977, as amended and the Richard T. Peery Separate Property Trust; or (v) any mortgagee, or deed of trust beneficiary of Peery/Arrillaga in title to or ownership or possession of the Property or any part thereof (each individually, a "Waiver Party"; collectively, "Waiver Parties"); provided, however, that nothing set forth in this Waiver or any other agreement executed in




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connection with the sale of the Property to SBLF shall waive any claim any
Waiving Person may now or hereafter have against any other person (other than the Waiver Parties). This waiver and release extends to all claims, whether or not known or suspected by Octel or SBLF to exist at the time of execution of this Agreement, which if known by Octel or SBLF would materially affect the giving of this waiver and release, and is an express waiver of the provisions of California Civil Code Section 1542 by Octel and SBLF. Such waiver and release shall apply to all costs, whether such costs are incurred in connection with any action required to be undertaken by a governmental entity, nongovernmental entity or by any agreement to which Octel or SBLF is a party, or by any law or regulation, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, Hazardous Materials Transportation Act, Resource Conservation and Recovery Act and California Health and Safety Code, or whether such costs are incurred in any other manner.

         As a material part of the consideration for the Waiver Party selling the Property to SBLF, Octel and SBLF hereby agree not to sue or file or assert any claims against any or all Waiver Parties for recovery of any costs for which Octel or SBLF has waived its right of recovery under the preceding paragraph.

         Within ten (10) business days following any written request by Peery/Arrillaga or its successors in interest, Octel and/or SBLF shall execute and deliver to any and all Waiver Party(ies)




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designated by Peery/Arrillaga or its successors in interest written confirmation of this waiver and release.

         It is the intent of the parties that this Agreement be binding on and enforceable against each and every one of the assigns or successors in interest of Octel and SBLF, except as otherwise specifically provided in Paragraph 3 hereof.

         15. Buyer's Covenant Not to Sue. The parties hereby acknowledge and agree that, in consideration of the Purchase and Sale Agreement, Octel and SBLF each intends and agrees not to involve the Waiver Party or the Waiver Parties in any legal, arbitration, administrative or other proceedings arising out of or in connection with Hazardous Materials on, in or under the Property, prior to, or as of the close of escrow, or thereafter, except for the breach of any express representation by Peery/Arrillaga in the Purchase and Sale Agreement. Therefore, subject to the terms and conditions of this Agreement, upon consummation of the transaction contemplated by the Purchase and Sale Agreement, Octel and SBLF, on behalf of itself and its assigns and successors in interest, hereby covenant and agree, with respect to any claim, duty, obligation or cause of action of any kind, whether presently known or unknown, suspected or unsuspected, arising out of or incurred in connection with any investigation, clean-up, removal or treatment of Hazardous Materials in, on or under any and/or all of the Property ("Claim") not to bring any legal, arbitration, administrative or other proceeding with respect




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to, or any grievance or complaint before any administrative or governmental body with jurisdiction over any Claim, except for the breach of any express representation by Peery/Arrillaga in the Purchase and Sale Agreement against (A) the Waiver Party or the Waiver Parties, their employees, agents, contractors, consultants, representatives, directors, officers, employees, assigns and successors in interest (but not including any other person or other entity who was a tenant, subtenant or owner in fee prior to the close of escrow or any other third party or other entity that may have indirectly or directly caused contamination of, or on, in or under, the Property soil or groundwater); and (B) any mortgagee or deed of trust beneficiary of any of the foregoing persons with respect to the Property. The foregoing obligations of Octel and SBLF shall be applicable upon the close of escrow.

         3. Indemnity Agreement. Any owner of record of fee title to the Property, by acquiring title to the Property, hereby agrees, and is bound, to indemnify, hold harmless, defend (with counsel reasonably acceptable to the Waiver Party and/or the Waiver Parties) from and against any and all claims, demands, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings, judgments and all costs, related to any Hazardous Materials related claims, liabilities, demands or requests of any type whatsoever, related to or associated with the Property from third parties or governmental agencies that may arise now or at any time in the future. Notwithstanding the foregoing or




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anything else contained in this Waiver and Release Agreement or in the Purchase and Sale Agreement, the following shall restrict and limit the obligations stated in the first sentence of this Paragraph 3 (which obligations are referred to herein as the "Indemnity Agreement"):

                  A. The Indemnity Agreement shall not be binding upon, or create any liability on the part of, any of the following persons or entities, who shall not in any way whatsoever be liable for any of the obligations created by the Indemnity Agreement as stated in Paragraph 3 (the "Exempt Entities"). Notwithstanding anything to the contrary above in Paragraph 3 ("Indemnity Agreement"), the only parties exempt from indemnifying the Waiver Parties as stated in said Paragraph 3 are: (i) SBLF, its shareholders (including The Sumitomo Bank, Limited) and its successors in interest; (ii) any owner of record title to the Property who concurrently leases the Property to Octel on a basis that results in substantially the same federal tax and financial accounting treatment as the relationship between SBLF and Octel immediately following close of escrow; (iii) any lender who acquires a security interest in the Property by means of a mortgage or deed of trust; and (iv) any party (and any successor in interest to such party by purchase or otherwise), excluding Octel or its successors in interest, who acquires title to the Property as a result of the foreclosure of a security interest held by any of the parties described in clause (i), (ii) or (iii) above.




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         B. Each of the Waiver Parties, on behalf of itself, its heirs, successors, and assigns, hereby agrees not to sue or file or serve any claims against any Exempt Party with respect to any existing or potential Claim concerning Hazardous Materials on the Property (as the term "Claim" is defined in Paragraph 2 hereof); provided, however, that in any action brought by an Exempt Party against a Waiving Party, a Waiving Party may assert as an affirmative defense any breach or violation of this Agreement by any Exempt Party.

         4. Attorneys' Fees. In the event any suit or action is brought to enforce this Agreement, the prevailing party or parties will be entitled to receive from the losing party or parties all costs of proceedings and reasonable attorneys' fees in an amount fixed by the court.

         5. Notices. Any notices to be given shall be addressed to the individuals at the address given below, shall be personally




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delivered or mailed by certified mail, return receipt requested and shall be deemed given to said parties upon personal delivery or upon the date for receipt or refusal set forth in the return receipt.

                           Octel Communications Corporation
                           Attn:  John Igoe
                           1001 Murphy Ranch Road
                           Milpitas, CA 95035

                           Sumitomo Bank Leasing and Finance, Inc.
                           Attn:  Chief Credit Officer
                           277 Park Avenue
                           New York, NY  10172

                           Richard T. Peery
                           John Arrillaga
                           2560 Mission College Blvd., Suite 101
                           Santa Clara, CA 95054

                              With copy to:
                           Richard T. Peery
                           2200 Cowper Street
                           Palo Alto, CA 94301

         Any change in address shall not be effective until the other party is notified in writing of such change pursuant to the terms of this Paragraph 5.

         6. The provisions of this Agreement shall run with the land described in Exhibit I attached hereto and shall inure to the benefit of and be binding upon the respective heirs, successors in interest and assigns of the parties hereto.




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



Buyer                                       Peery/Arrillaga
SUMITOMO BANK LEASING
AND FINANCE, INC.                           THE ARRILLAGA FAMILY TRUST
a Delaware corporation


By___________________________               By__________________________________
                                                     John Arrillaga, Trustee
Its__________________________                        of the Arrillaga Family
                                                     Trust dated 7/20/77, as
                                                     amended


Octel                                       PEERY PRIVATE INVESTMENT
                                            COMPANY-WP, L.P., a California
OCTEL COMMUNICATIONS                        limited partnership
CORPORATION,
a Delaware corporation
                                            By__________________________________
                                                     Richard T. Peery, Trustee
By___________________________                        of the Richard T. Peery
                                                     Separate Property Trust
Its__________________________                        dated 7/20/77, as amended,
                                                     as its General Partner



                                            PEERY PUBLIC INVESTMENT
                                            COMPANY-WP, L.P., a California
                                            limited partnership


                                            By__________________________________
                                                     Richard T. Peery, Trustee
                                                     of the Richard T. Peery
                                                     Separate Property Trust
                                                     dated 7/20/77, as amended,
                                                     as its General Partner


*ALL SIGNATURES TO BE NOTARIZED.




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                    EXHIBIT I TO WAIVER AND RELEASE AGREEMENT

                                LEGAL DESCRIPTION


[To be determined; approximately 7.58 acres]





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